Exhibit 10.7

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT (“Amendment”) is made and effective on the date hereof to that Employment Agreement dated as of December 23, 2021, (the “Employment Agreement”), between Creek Road Miners, Inc., a Delaware corporation (the “Company”), and Alan Urban (the “Executive”).

WHEREAS, Executive has been employed by the Company pursuant to the terms of the Employment Agreement ;and ,

WHEREAS the parties desire to now amend the Employment Agreement,

NOW, THEREFORE, in consideration of the foregoing, the mutual promises contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to further amend the Employment Agreement and to supersede the provisions of the Employment Agreement as follows:

1. Section 4 of the Employment Agreement is hereby amended as follows: (i) a new Paragraph (a) is inserted, (with the other currently existing paragraphs now becoming sequentially numbered paragraphs (b), (c), (d), etc. The new Paragraph (a) shall read as follows:

Upon an event of Change of Control this agreement shall immediately terminate as of the date of the event of Change of Control and this agreement shall be of no further force or effect. Aside from the payment to Executive of any accrued vacation time, which shall be payable in Preferred Class A Stock issued by the Company, there shall be no further obligations including but not limited to any further financial obligations of any nature owed or payable to Executive. Executive hereby acknowledges that except as stated herein, the Company owes no obligations of any nature to him and hereby waives and relinquishes any and all rights or entitlements of any nature whatsoever that may be owed to him by the Company except as expressly stated in this Amendment.

“Change of Control” shall have the same meaning as defined in the Employment Agreement

Except as expressly provided herein, all other terms and conditions of the Employment Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties agree as follows:

EXECUTIVE

July 28, 2022		/s/ Alan Urban
Alan Urban

Creek Road Miners, Inc.

July 28, 2022	By:	/s/ Paul Kessler
	Name:	Paul Kessler, Chairman